UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2026
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2026, Direct Digital Holdings, LLC (“DDH LLC”), as borrower, entered into the Thirteenth Amendment to Term Loan and Security Agreement (the “Thirteenth Amendment”) with Direct Digital Holdings, Inc. (the “Company"), Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors (collectively with DDH LLC, the “Credit Parties”), Lafayette Square Loan Servicing, LLC, as administrative agent (the “Agent”), and Lafayette Square USA, Inc., as lender (the “Lender”), in connection with the Company's existing Term Loan and Security Agreement, dated December 3, 2021, as amended (the “Term Loan Facility”), by and among the Credit Parties, the Agent, the Lender and the other lenders from time to time party thereto.

Pursuant to the Thirteenth Amendment, the Lender agreed to make a term loan in the principal amount equal to $695,000 (the “Thirteenth Amendment Term Loan”) with a maturity date of October 12, 2026, to fund a $15,000 interest reserve and for general corporate purposes and working capital. The Thirteenth Amendment Term Loan bears interest at the same rate as the existing term loans under the Term Loan Facility, and the principal amount is due and payable in weekly installments of at least $20,000 for the week of August 31, 2026, and at least $100,000 each week from the week of September 7, 2026 though the week of October 5, 2026, in each case due on the last business day of the applicable week, with a final repayment of $175,000 due at maturity. The Thirteenth Amendment Term Loan is subject to the same mandatory prepayment terms and acceleration terms upon an event of default as the existing term loans under the Term Loan Facility. The Thirteenth Amendment also (i) confirmed deadlines set in the previously reported waiver letter dated August 18, 2026, entered into by the Credit Parties, the Agent and the Lender, related to the Term Loan Facility and (ii) added a financial covenant related to cash flow variances. After giving effect to the Thirteenth Amendment, term loans in the aggregate principal amount of $15.5 million were outstanding under the Term Loan Facility.

The foregoing description of the Thirteenth Amendment is not complete and is qualified in its entirety by the full text of the Thirteenth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*
Thirteenth Amendment to Term Loan and Security Agreement, dated as of August 26, 2026 by and among Direct Digital Holdings, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments have been omitted. A copy of any omitted schedule or attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2026 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer